UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

CNBX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Cannabics Pharmaceuticals Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Effective March 28, 2022, Cannabics Pharmaceuticals Inc., a Nevada corporation (the “Company”), changed its name to “CNBX Pharmaceuticals Inc.” (the “Name Change”) by filing a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. The Name Change was approved unanimously by the Company’s board of directors and by the holder of the majority of the Company’s issued and outstanding shares of common stock on February 14, 2022.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Name Change does not affect the rights of the Company’s security holders and the Company’s common stock will continue to trade on the OTCQB under the symbol “CNBX”. Following the Name Change, the stock certificates of the common stock reflecting the former name of the Company will continue to be valid.

Item 8.01.  Other Events.

On March 28, 2022, the Company issued a press release announcing the Name Change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

(d) Exhibits
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation
99.1	Press release March 28, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022

CNBX PHARMACEUTICALS INC.

	By:	/s/ Eyal Barad
Eyal Barad
Chief Executive Officer

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